Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-110658, 333-101648, 333-58802, 333-47812 and 333-118822) and Form S-8 (Nos. 333-106137, 333-100314, 333-63372 and 333-84211) of E-LOAN, INC. of our report dated March 12, 2004, except for Note 23, which is as of March 25, 2005 relating to the financial statements, which appears in this Form 10-K/A.

San Francisco, California
March 25, 2005